UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2007

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060

(Address of principal executive offices)

(832) 598-0470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure, Election, or Appointment of Directors or Officers; Compensatory Arrangements of Officers.

Form of Option Agreements

On April 14, 2007, the Compensation Committee of the Board of Directors of Far East Energy Corporation (the “Company”) approved a form of Non-Qualified Stock Option Agreement and a form of Incentive Stock Option Agreement for awards of options to purchase the common stock of the Company to be granted from time to time under the Company’s 2005 Stock Incentive Plan (the “2005 Plan”).

The preceding is qualified in its entirety by reference to the form of Non-Qualified Stock Option Agreement and the form of Incentive Stock Option Agreement that are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Letter Agreements

On April 14, 2007, the Compensation Committee recommended and the Board of Directors of the Company approved letter agreements (the “Letter Agreements”) between the Company and Zhendong “Alex” Yang, Garry R. Ward, Jeffrey R. Brown and the Company’s non-employee directors that hold options to purchase the Company’s common stock pursuant to option agreements with the Company (the “Option Agreement”).

The Letter Agreements between the Company and Messrs. Yang, Ward and Brown provide that if he is terminated without Cause upon or within 24 months following a Change in Control (as defined in the 2005 Plan), then the options held by him will be fully vested and exerciseable as of the date of termination and all restrictions on any restricted stock shall be removed and all rights to that stock will vest on the date of termination. For the purposes of the Letter Agreements, “Cause” means the executive’s (i) gross and willful misappropriation or theft of the Company’s or any of its subsidiary’s funds or property; (ii) conviction of, or plea of guilty or nolo contendere to, any felony or crime involving dishonesty or moral turpitude; or (iii) the complete and total abandonment of employment duties at the Company for a period of thirty consecutive days (other than for reason of disability).

The Letter Agreements between the Company and the non-employee directors provide that if a termination of service occurs in that person’s capacity as a director of the Company upon or within 24 months following the occurrence of a Change in Control, then the options held by the director will be fully vested and exerciseable as of the date of termination and all restrictions on any restricted stock shall be removed and all rights to that stock will vest on the date of termination.

The preceding is qualified in its entirety by reference to the form of Letter Agreement with Messrs. Yang, Ward and Brown and the form of Letter Agreement with the Company’s non-employee directors that are filed with this Current Report on Form 8-K as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated by reference herein.

Amendment to Employment Agreements with Chief Executive Officer and Chief Financial Officer

On April 16, 2007, the Company entered into amendments to the employment agreements (the “Amendment”) between the Company and each of Mr. Michael R. McElwrath and Mr. Bruce N. Huff, the Chief Executive Officer and the Chief Financial Officer of the Company, respectively. The Amendment provides that in the event that the executives are to receive a lump sum amount under the provisions of their employment agreement, if, at the time of the payment, the payment is not considered “non-qualified deferred compensation and/or the executive is not considered a “key employee” of the Company within the meaning of

Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, the payment shall be made within ten business days following the earlier of the date of termination of the executive’s employment or the date of the executive’s death.

The preceding is qualified in its entirety by reference to the First Amendment to Amended and Restated Employment Agreement dated April 16, 2007 between the Company and Michael R. McElwrath and the First Amendment to Amended and Restated Employment Agreement dated April 16, 2007 between the Company and Bruce N. Huff that are filed with this Current Report on Form 8-K as Exhibit 10.5 and Exhibit 10.6, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Form of Non-Qualified Stock Option Agreement.

10.2	Form of Incentive Stock Option Agreement.

10.3	Form of Letter Agreement with Zhendong “Alex” Yang, Garry R. Ward and Jeffrey R. Brown.

10.4	Form of Letter Agreement with the Company’s non-employee directors.

10.5	First Amendment to Amended and Restated Employment Agreement dated April 16, 2007 between the Company and Michael R. McElwrath.

10.6	First Amendment to Amended and Restated Employment Agreement dated April 16, 2007 between the Company and Bruce N. Huff.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2007

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer

Index to Exhibit

Exhibit Number	Description

10.1	Form of Non-Qualified Stock Option Agreement.

10.2	Form of Incentive Stock Option Agreement.

10.3	Form of Letter Agreement with Zhendong “Alex” Yang, Garry R. Ward and Jeffrey R. Brown.

10.4	Form of Letter Agreement with the Company’s non-employee directors.

10.5	First Amendment to Amended and Restated Employment Agreement dated April 16, 2007 between the Company and Michael R. McElwrath.

10.6	First Amendment to Amended and Restated Employment Agreement dated April 16, 2007 between the Company and Bruce N. Huff.